As filed with the Securities and Exchange Commission on May 11, 2022

Registration No.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____________________________

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_____________________________

FLOTEK INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	90-0023731
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification Number)

8846 N. Sam Houston Parkway W.
Houston, Texas 77064
(713) 849-9911
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)
_____________________________

Nicholas J. Bigney
Senior Vice President, General Counsel & Chief Compliance Officer
Flotek Industries, Inc.
8846 N. Sam Houston Parkway W.
Houston, Texas 77064
(713) 849-9911

(Name and address, including zip code, and telephone number, including area code, of agent for service of process)

With copies to:

Robert C. Morris
Brandon T. Byrne
Norton Rose Fulbright US LLP
1301 McKinney, Suite 5100
Houston, Texas 77010
(713) 651-5161
_____________________________
Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

_____________________________
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with the dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company.  See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Subject to Completion, dated May 11, 2022
The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
PROSPECTUS
$100,000,000
Common Stock
Preferred Stock
Depositary Shares
Warrants
Rights
Units
38,364,541 Shares of Common Stock

FLOTEK INDUSTRIES, INC.
____________________________
We may offer and sell up to $100,000,000 of the securities described in this prospectus from time to time in one or more transactions. This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide the specific terms of these securities in supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update, or amend information contained in this prospectus. You should read this prospectus and any applicable prospectus supplement, as well as the documents incorporated or deemed to be incorporated by reference herein or therein, before you invest. We may offer these securities in amounts, at prices, and on terms determined at the time of offering.
Certain selling stockholders may offer and sell from time to time under this prospectus up to 38,364,541 shares of our common stock. We will not receive any proceeds from the sale of common stock by the selling stockholders. The shares of common stock held by the selling stockholders that are covered by this prospectus may be offered and sold from time to time directly by the selling stockholders or alternatively through underwriters, broker-dealers, or agents. Such shares of common stock may be sold in one or more transactions, at fixed prices, at prevailing market prices at the time of sale, or at negotiated prices. The selling stockholders will be responsible for any underwriting fees, discounts, and commissions due to underwriters, brokers-dealers, or agents.
Our common stock is traded on the New York Stock Exchange under the symbol “FTK.” On May 9, 2022, the closing price of our common stock was $1.14 per share. Each prospectus supplement will indicate whether the securities offered thereby will be listed on any securities exchange.
The address of our principal executive offices is 8846 N. Sam Houston Parkway W., Houston, Texas 77064. Our phone number is (713) 849-9911.
We are a “smaller reporting company” under the federal securities laws and will be subject to reduced public company reporting requirements. Investing in our securities involves certain risks. See “Risk Factors” on page 1 of this prospectus, contained in any applicable prospectus supplement, and in the documents incorporated by reference herein and therein for a discussion of the factors you should carefully consider before deciding to purchase our securities.
NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON

THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
_____________________________

The date of this prospectus is .

TABLE OF CONTENTS

i

RISK FACTORS
Investing in our securities involves significant risks. Please see the risk factors under the heading “Risk Factors” in any prospectus supplement as well as in our most recent Annual Report on Form 10-K and in our Quarterly Reports on Form 10-Q filed subsequent to the Annual Report on Form 10-K, which are on file with the Securities and Exchange Commission, or the SEC, and are incorporated by reference in this prospectus and any prospectus supplement in their entirety, as the same may be amended, supplemented, or superseded from time to time by our filings under the Securities Exchange Act of 1934, as amended, or the Exchange Act. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus and any prospectus supplement. The risks and uncertainties we have described are not the only ones facing our company. These risks, and additional risks not known to us or that we currently believe are immaterial, could materially and adversely affect our business, operating results, cash flows, financial condition, or prospects, and the securities offered by means of this prospectus, and could result in a partial or complete loss of your investment.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus contains “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements are not historical facts, but instead represent the current assumptions and beliefs regarding future events, many of which, by their nature, are inherently uncertain and outside our control. Such statements include estimates, projections, and statements related to our business plan, objectives, expected operating results, and assumptions upon which those statements are based. The forward-looking statements contained in this prospectus are based on information available as of the date of this prospectus.

The forward-looking statements relate to future industry trends and economic conditions, forecast performance or results of current and future initiatives and the outcome of contingencies and other uncertainties that may have a significant impact on our business, financial condition, operating results, liquidity, and prospects, including but not limited to the impact of completed and pending transactions described herein (which may or may not be consummated) the COVID-19 pandemic, pending litigation, commodity prices, and other circumstances. These forward-looking statements generally are identified by words including but not limited to, “anticipate,” “believe,” “estimate,” “commit,” “budget,” “aim,” “potential,” “schedu le,” “continue,” “intend,” “expect,” “plan,” “forecast,” “project,” and similar expressions, or future-tense or conditional constructions such as “will,” “may,” “should,” “could,” and “would,” or the negative thereof, or other variations thereon or comparable terminology. We caution that these statements are merely predictions and are not to be considered guarantees of future performance. Forward-looking statements are based upon current expectations and assumptions that are subject to risks and uncertainties that can cause actual results to differ materially from those projected, anticipated, or implied.

A detailed discussion of potential risks and uncertainties that could cause actual results and events to differ materially from forward-looking statements include, but are not limited to, those discussed in Part I, Item 1A — “Risk Factors” of our most recent Annual Report on Form 10-K filed with the SEC, and periodically in subsequent reports filed with the SEC. We have no obligation, and we disclaim any obligation, to publicly update or revise any forward-looking statements, whether as a result of new information or future events, except as required by law.

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the “SEC,” using a “shelf” registration process for the delayed offering and sale of securities pursuant to Rule 415 under the Securities Act. Under this shelf process, we may offer and sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $100,000,000. The selling stockholders may, from time to time, offer and sell shares of our common stock described in this prospectus in one or more offerings. Specific information about the terms of an offering will be included in a prospectus or a prospectus supplement relating to each offering of securities. That prospectus supplement may include a discussion of any risk factors or other special considerations that apply to those securities. The prospectus supplement may also add, update, or change information included in this prospectus. You should carefully read both this prospectus, any prospectus supplement, any free writing prospectus that we authorize to be distributed to you, and any information incorporated by reference into the foregoing, together with additional information described under the headings “Incorporation of Certain Documents by Reference” and “Where You Can Find More Information” before investing in any of the securities offered under this prospectus.
We have not authorized anyone to give you any additional information different from that contained in this prospectus, any accompanying prospectus supplement or any free writing prospectus provided in connection with an offering. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer to sell these securities in any jurisdiction where the offer is not permitted.
This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by reference to the actual documents.
The information contained in this prospectus is accurate only as of the date on the front cover of this prospectus or prospectus supplement, or that the information contained in any document incorporated by reference into this prospectus or any prospectus supplement, regardless of when this prospectus is delivered or when any sale of our securities occurs.  Our business, financial condition, results of operations, cash flows, and prospects may have changed since that date. If there is any inconsistency between the information in this prospectus or any information incorporated by reference herein and in a prospectus supplement, you should rely on the information in that prospectus supplement with the most recent date.
This prospectus is not an offer to sell or solicitation of an offer to buy our securities in any circumstances under which or jurisdiction in which the offer or solicitation is unlawful.  Unless the context otherwise indicates, the terms “the Company,” “we,” “our,” “ours,” and “us” refer to Flotek Industries, Inc. and its subsidiaries. The phrase “this prospectus” refers to this prospectus and any applicable prospectus supplement, unless the context otherwise requires. In this prospectus, we sometimes refer to the common stock, preferred stock, depositary shares, warrants, rights, and units collectively as the “securities.”

FLOTEK INDUSTRIES, INC.
We create solutions to reduce the environmental impact of energy on air, water, land, and people. A technology-driven, specialty green chemistry and data technology company, we help customers across industrial, commercial, and consumer markets improve their ESG performance. We serve specialty chemistry needs for both domestic and international energy markets as well as applications of U.S. manufactured surface cleaners and disinfectants for industrial, commercial, and consumer use.

Our Chemistry Technologies segment develops, manufactures, packages, distributes, delivers, and markets green, specialty chemicals that help their customers meet their ESG and operational goals, enhancing the profitability of hydrocarbon producers and supplying professional chemistries that clean surfaces in both commercial and personal settings to help reduce the spread of bacteria, viruses, and germs.

Our Data Analytics segment enables users to maximize the value of their hydrocarbon associated processes by providing real-time data and analytics associated with the streams in seconds rather than minutes or days. These real-time data and analytics prevent waste, reduce reprocessing, and allow users to pursue automation of their hydrocarbon streams to maximize their profitability, thereby improving ESG performance. During the second quarter of 2020, the Company acquired 100% ownership of JP3 Measurement, LLC in a cash-and-stock transaction. JP3’s real-time data platforms combine the energy industry’s only field-deployable, inline optical analyzer with proprietary cloud visualization and analytics, delivering increased profitability for its customers. In conjunction with the acquisition of JP3, we created the Data Analytics segment.

Our common stock trades on the New York Stock Exchange under the stock ticker symbol “FTK.”

USE OF PROCEEDS
We intend to use the net proceeds from the sale of any securities offered by us under this prospectus for general corporate purposes unless otherwise indicated in the applicable prospectus supplement. General corporate purposes may include, but are not limited to, the acquisition of companies or businesses, repayment and refinancing of debt, investments in our subsidiaries, investments in existing or future projects, repurchasing or redeeming securities, working capital, and capital expenditures. We may temporarily invest the net proceeds in investment-grade, interest-bearing securities until they are used for their stated purpose. We have not determined the amount of net proceeds to be used specifically for such purposes or the timing of these expenditures, and the net proceeds from the sale of the securities have not been accounted for in our normal budgeting process. The amounts actually expended for these purposes may vary significantly and will depend on a number of factors, including the amount of cash we generate from future operations, the actual expenses of operating our business, and opportunities that may be or become available to us. As a result, management will retain broad discretion over the allocation of net proceeds. Additional information on the use of net proceeds we receive from the sale of securities covered by this prospectus may be set forth in the prospectus supplement relating to the specific offering.
We do not expect to receive any proceeds in connection with the sale of any common stock offered by the selling stockholders.

GENERAL DESCRIPTION OF SECURITIES
We may offer under this prospectus:
•common stock;
•preferred stock;
•depositary shares representing an interest in a fractional share or multiple shares of our preferred stock;
•warrants to acquire common stock or preferred stock;
•rights to purchase common stock, preferred stock, or warrants;
•any combination of the foregoing, either individually or as units consisting or two or more securities.
The following description of the terms of these securities sets forth some of the general terms and provisions of securities that may be offered. The particular terms of securities offered by any prospectus supplement and the extent, if any, to which the general terms set forth below do not apply to those securities, will be described in the related prospectus supplement. In addition, if we offer securities as units, the terms of the units will be described in the applicable prospectus supplement. Any prospectus supplement may add, change, update, or supersede the information contained in this prospectus. The prospectus supplement will also contain information, where applicable, about material U.S. Federal income tax considerations relating to the offered securities, and the securities exchange, if any, on which the offered securities will be listed. The descriptions herein and in the applicable prospectus supplement do not contain all of the information that you may find useful or that may be important to you. You should refer to the provisions of the actual documents whose terms are summarized herein and in the applicable prospectus supplement, because those documents, and not the summaries, define your rights as holders of the relevant securities. For more information, please review the forms of these documents, which are or will be filed with the SEC and will be available as described under the heading “Where You Can Find More Information,” below. If the information contained in the prospectus supplement differs from the following description, you should rely on the information in the prospectus supplement.
Whenever references are made in this prospectus to information that will be included in a prospectus supplement, to the extent permitted by applicable law, rules, or regulations, we may instead include such information or add, update, or change the information contained in this prospectus by means of a post-effective amendment to the registration statement of which this prospectus is a part, through filings we make with the SEC that are incorporated by reference in this prospectus, or by any other method as may be permitted under applicable law, rules, or regulations.

DESCRIPTION OF CAPITAL STOCK
The following is a summary of the material terms of our common stock and preferred stock, certain provisions of our amended and restated certificate of Incorporation, as amended, or the certificate of incorporation, and our second amended and restated bylaws, as amended, or the bylaws, and certain provisions of Delaware law. This summary does not purport to be complete and is qualified in its entirety by the full text of our certificate of incorporation and bylaws and by such provisions of Delaware law. We encourage you to review complete copies of our certificate of incorporation and bylaws, copies of which are filed as exhibits to the registration statement of which this prospectus is a part. References in this section to the “Company,” “we,” “us,” and “our” refer to Flotek Industries, Inc. and not to any of its subsidiaries.
Authorized Capitalization
Our authorized capital stock consists of:
•140,000,000 shares of common stock, $0.0001 par value; and
•100,000 shares of preferred stock, $0.0001 par value.
Common Stock
Holders of common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. Because holders of common stock do not have cumulative voting rights, the holders of a majority of the shares of common stock can elect all of the members of our board of directors standing for election. The holders of common stock are entitled to receive dividends as may be declared by our board of directors. Upon our liquidation, dissolution, or winding up, and subject to any prior rights of outstanding preferred stock, the holders of our common stock will be entitled to share pro rata in the distribution of all of our assets available for distribution to our stockholders after satisfaction of all of our liabilities and the payment of the liquidation preference of any preferred stock that may be outstanding. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are fully paid and non-assessable. The holders of our common stock have no preemptive or other subscription rights to purchase our common stock.
Preferred Stock
Subject to the provisions of the Certificate of Incorporation and limitations prescribed by law, our board of directors has the authority to issue up to 100,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges, and restrictions of the preferred stock, including dividend rights, dividend rates, conversion rates, voting rights, terms of redemption, redemption prices, liquidation preferences, and the number of shares constituting any series or the designation of the series, which may be superior to those of the common stock, without further vote or action by the stockholders.
One of the effects of undesignated preferred stock may be to enable our board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a tender offer, proxy contest, merger, or otherwise and, as a result, protect the continuity of our management. The issuance of shares of the preferred stock under our board of directors’ authority described above may adversely affect the rights of the holders of common stock. For example, preferred stock issued by us may rank prior to the common stock as to dividend rights, liquidation preference, or both, may have full or limited voting rights and may be convertible into shares of common stock. Accordingly, the issuance of shares of preferred stock may discourage bids for the common stock or may otherwise adversely affect the market price of the common stock.
Delaware Anti-Takeover Law, Certificate of Incorporation, and Bylaw Provisions
We are subject to the provisions of Section 203 of the DGCL. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner.
Section 203 defines a “business combination,” among other things, as a merger, asset sale, or other transaction resulting in a financial benefit to the interested stockholders. Section 203 defines an “interested stockholder” as a person who, together with affiliates and associates, owns, or, in some cases, within three years prior, did own, 15% or more of the corporation’s voting stock. Under Section 203, a business combination between us and an interested stockholder is prohibited unless:

•our board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder prior to the date the person attained the status;

•upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding, for purposes of determining the voting stock outstanding, shares owned by persons who are directors and also officers and employee stock plans, under which employee participants do not have the right to; or

•the business combination is approved by our board of directors on or subsequent to the date the person became an interested stockholder and authorized at an annual or special meeting of the stockholders by the affirmative vote of the holders of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.
This provision has an anti-takeover effect with respect to transactions not approved in advance by our board of directors, including discouraging takeover attempts that might result in a premium over the market price for the shares of our common stock. With approval of our stockholders, we could amend our certificate of incorporation or bylaws in the future to elect not to be governed by the anti-takeover law. This election would generally be effective 12 months after the adoption of the amendment and would not apply to any business combination between us and any person who became an interested stockholder on or before the adoption of the amendment.
Provisions of Our Certificate of Incorporation and Bylaws
Our certificate of incorporation and bylaws provide that any action required or permitted to be taken by our stockholders may be taken at a duly called meeting of stockholders or by written consent of the holders of all of the outstanding stock entitled to vote on such action. Under Delaware law, the power to adopt, amend, or repeal bylaws is conferred upon the stockholders. A corporation may, however, in its certificate of incorporation also confer upon the board of directors the power to adopt, amend, or repeal its bylaws. Our certificate of incorporation and bylaws grant our board the power to adopt, amend, and repeal our bylaws on the affirmative vote of a majority of the directors then in office. Our stockholders may adopt, amend, or repeal our bylaws, but only at any regular or special meeting of stockholders by the holders of not less than a majority of the outstanding shares of stock entitled to vote. Also, our bylaws do not grant our stockholders the ability to call special meetings of stockholders. Advance notice is required for stockholders to nominate directors or to submit proposals for consideration at meetings of stockholders.
The foregoing provisions of our certificate of incorporation and bylaws and the provisions of Section 203 of the DGCL could have the effect of delaying, deferring, or preventing a change in control of the Company.
Liability and Indemnification of Officers and Directors
Our certificate of incorporation and bylaws provide that indemnification shall be to the fullest extent permitted by the DGCL for all current or former directors or officers of the Company. As permitted by the DGCL, the certificate of incorporation provides that directors of the Company will not be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent of the law of the State of Delaware. If the DGCL is amended to authorize the further elimination or limitation of directors’ liability, then the liability of our directors will automatically be limited to the fullest extent provided by law.
We have also agreed to obtain and maintain director and officer liability insurance for the benefit of each of our officers and directors. These policies include coverage for losses for wrongful acts. Each of our officers and directors is named as an insured under such policies and provided with the same rights and benefits as are accorded to the most favorably insured of our directors and officers.
Exclusive Forum Provision
Our bylaws provide that, unless we consents in writing to the selection of an alternative forum, the Court of Chancery (the “Chancery Court”) of the State of Delaware (or, in the event that the Chancery Court does not have jurisdiction, the federal district court for the District of Delaware or other state courts of the State of Delaware) shall, to the fullest extent permitted by law, be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Company, (b) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Company to the Company or to the Company’s stockholders, (c) any action arising pursuant to any provision of the DGCL or the certificate of incorporation or the bylaws (as either may be amended from time to time), or (d) any action asserting a claim against the Company governed by the internal affairs doctrine.
Listing of Common Stock
Our common stock is currently listed on the New York Stock Exchange under the symbol “FTK.”
Transfer Agent and Registrar
The transfer agent and registrar for the common stock is American Stock Transfer & Trust Company, LLC.

DESCRIPTION OF DEPOSITARY SHARES
Set forth below is a description of the general terms and conditions of the depositary shares that may be offered under this prospectus. The specific terms and conditions of the depositary shares will be described in a supplement to this prospectus. Any prospectus supplement may add, change, update, or supersede the terms and conditions of the depositary shares as described in this prospectus. To the extent the information contained in the applicable prospectus supplement differs from the description set forth below, you should rely on the information in the applicable prospectus supplement, deposit agreement, and depositary receipts.
General
We may elect to offer fractional shares or some multiple of shares of preferred stock, rather than offer whole shares of preferred stock. If we choose to do this, we will issue receipts for depositary shares. Each depositary share will represent a fraction or some multiple of a share of a particular series of preferred stock.
The shares of any series of preferred stock underlying the depositary shares will be deposited under a separate deposit agreement between us and a bank or trust company, which we will select. The bank or trust company must have its principal office in the United States and a combined capital and surplus of at least $500,000,000. The prospectus supplement relating to a series of depositary shares will state the name and address of the depositary. Unless otherwise provided by the deposit agreement, each owner of depositary shares will be entitled, in proportion to the applicable fraction or multiple of a share of preferred stock underlying the depositary shares, to all the rights and preferences of the preferred stock underlying the depositary shares including dividend, voting, redemption, conversion, and liquidation rights.
The depositary shares will be evidenced by depositary receipts issued under the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional interest in or multiple of shares of the related series of preferred stock in accordance with the terms of the offering described in the related prospectus supplement.
Dividends and other Distributions
The depositary will distribute all cash dividends or other cash distributions received with respect to preferred stock to the record holders of depositary shares relating to the preferred stock in proportion to the numbers of the depositary shares owned by the holders on the relevant record date. However, the depositary will distribute only an amount that can be distributed without attributing to any holder of depositary shares a fraction of one cent, and any balance not so distributed will be added to and treated as part of the next sum received by the depositary for distribution to record holders of depositary shares.
If there is a non-cash distribution, the depositary will distribute property received by it to the record holders of depositary shares entitled to it, unless the depositary determines that it is not feasible to make the distribution. If this happens, the depositary may, with our approval, sell the property and distribute the net sale proceeds to the holders.
Redemption of Depositary Shares
If a series of the preferred stock underlying the depositary shares is redeemed in whole or in part, the depositary shares will be redeemed from the redemption proceeds received by the depositary. The redemption price for each depositary share will be equal to the applicable fraction or multiple of the redemption price for each share payable with respect to the series of the preferred stock. Whenever we redeem shares of preferred stock held by the depositary, the depositary will redeem on the same redemption date the number of depositary shares relating to the shares of preferred stock so redeemed. If less than all of the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or proportionally as may be determined by the depositary.
 After the date fixed for redemption, the depositary shares called for redemption will no longer be considered outstanding and all rights of the holders of depositary shares will cease, except the right to receive the money, securities or other property payable upon the redemption and any money, securities, or other property to which the holders of the redeemed depositary shares were entitled upon surrender to the depositary of the depositary receipts evidencing the depositary shares.
Voting the Preferred Stock
Upon receipt of notice of any meeting at which the holders of the preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of depositary shares relating to the preferred stock. Each record holder of depositary shares on the record date, which will be the same date as the record date for the preferred stock, will be entitled to instruct the depositary how to exercise the voting rights pertaining to the number of shares of preferred stock underlying the holder’s depositary shares. The depositary will endeavor, to the extent practicable, to vote the number of shares of preferred stock underlying the depositary shares in accordance with these instructions, and we will agree to take all action that the depositary may consider necessary in order to enable the depositary to vote the shares.
Amendment and Termination of Deposit Agreement
We may enter into an agreement with the depositary at any time to amend the form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement. However, the holders of a majority of the depositary shares must approve any amendment that materially and adversely alters the rights of the existing holders of depositary shares. We or the depositary may terminate the deposit agreement only if (i) all outstanding depositary shares issued under the agreement have been redeemed, or (ii) a final distribution in connection with any liquidation, dissolution, or winding up has been made to the holders of depositary shares.
Charges of Depositary
We will pay all transfer and other taxes and governmental charges arising solely from the existence of the deposit arrangements. We will also pay charges of the depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary shares will pay transfer and other taxes and governmental charges and such other charges as are expressly provided in the deposit agreement to be for their accounts.
Resignation and Removal of Depositary
The depositary may resign at any time by delivering to us notice of its election to resign, and we may at any time remove the depositary. Any resignation or removal will take effect when a successor depositary has been appointed and has accepted the appointment. Appointment must occur within 60 days after delivery of the notice of resignation or removal. The successor depositary must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $500,000,000.
Miscellaneous
The depositary will forward to the holders of depositary shares all reports and communications that we deliver to the depositary and that we are required to furnish to the holders of the preferred stock.
Neither the depositary nor we will be liable if either of us are prevented or delayed by law or any circumstance beyond our control in performing our obligations under the deposit agreement. Our obligations and those of the depositary will be limited to performance in good faith of our duties under the deposit agreement. Neither we nor the depositary will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. Further, both of us may rely upon written advice of counsel or accountants, or upon information provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

DESCRIPTION OF WARRANTS
Set forth below is a description of the general terms and conditions of the warrants that may be offered under this prospectus. The specific terms and conditions of the warrants will be described in a supplement to this prospectus. Any prospectus supplement may add, change, update, or supersede the terms and conditions of the warrants as described in this prospectus. To the extent the information contained in the applicable prospectus supplement differs from the description set forth below, you should rely on the information in the applicable prospectus supplement, warrant agreement, and warrant certificate.
General
We may issue warrants to purchase shares of our common stock or preferred stock in one or more series together with other securities or separately, as described in each applicable prospectus supplement. Below is a description of certain general terms and provisions of the warrants that we may offer. Particular terms of the warrants will be described in the applicable warrant agreements and the applicable prospectus supplement for the warrants.
Terms of Warrants
The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to the warrants:
•the specific designation and aggregate number of, and the price at which we will issue, the warrants;
•the currency or currency units in which the offering price, if any, and the exercise price are payable;
•the designation, amount, and terms of the securities purchasable upon exercise of the warrants;
•if applicable, the exercise price for shares of our common stock and the number of shares of common stock to be received upon exercise of the warrants and any changes to or adjustments in the exercise price;
•if applicable, the exercise price for shares of our preferred stock, the number of shares of preferred stock to be received upon exercise and any changes to or adjustments in the exercise price, and a description of that class or series of our preferred stock;
•the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if the warrants may not be continuously exercised throughout that period, the specific date or dates on which the warrants may be exercised;
•whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;
•any applicable material U.S. federal income tax consequences;
•the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;
•the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;
•if applicable, the date from and after which the warrants and the common stock or preferred stock will be separately transferable;
•if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;
•information with respect to book-entry procedures, if any;
•the anti-dilution provisions of the warrants, if any;
•any redemption or call provisions;
•whether the warrants are to be sold separately or with other securities as parts of units; and

•any additional terms of the warrants, including terms, procedures, and limitations relating to the exchange and exercise of the warrants.
Exercise of Warrants
Each warrant will entitle the holder of the warrant to purchase at the exercise price set forth in the applicable prospectus supplement the number of shares of common stock or preferred stock being offered. Holders may exercise warrants at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will be void. Holders may exercise warrants as described in the prospectus supplement relating to the warrants being offered.
Until a holder exercises the warrants to purchase shares of our common stock or preferred stock, the holder will not have any rights as a holder of shares of our common stock or preferred stock, as the case may be, by virtue of ownership of the warrants.
Transfer Agent and Registrar
The transfer agent and registrar for any warrants will be set forth in the applicable prospectus supplement.

DESCRIPTION OF RIGHTS
Set forth below is a description of the general terms and conditions of the rights that may be offered under this prospectus. The specific terms and conditions of the rights will be described in a supplement to this prospectus. Any prospectus supplement may add, change, update, or supersede the terms and conditions of the rights as described in this prospectus. To the extent the information contained in the applicable prospectus supplement differs from the description set forth below, you should rely on the information in the applicable prospectus supplement, rights agent or subscription agent agreement, and rights certificate.
General
We may issue rights to purchase common stock, preferred stock, or warrants. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights issuance, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights issuance. Rights may be issued independently or together with any of our common stock, preferred stock, or warrants offered by a prospectus supplement, and may be attached to or separate from those offered securities. Each series of rights will be issued under a separate rights agent or subscription agent agreement to be entered into between us and a bank or trust company, as rights agent or subscription agent, as applicable, all as further set forth in the prospectus supplement relating to the particular issue of rights. The rights agent or subscription agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. A copy of the form of rights agent or subscription agent agreement, including the form of rights certificate representing a series of rights, will be filed with the SEC in connection with the offering of a particular series of rights.
Terms of Rights
The prospectus supplement relating to a particular issue of rights to purchase our common stock, preferred stock, or warrants will describe the terms of those rights, which may include, without limitation, one or more of the following:
•the date of determining the security holders entitled to the rights distribution;
•the aggregate number of rights issued and the aggregate number of shares of common stock or preferred stock or warrants purchasable upon exercise of the rights;
•the exercise price;
•the conditions to completion of the rights offering;
•the date on which the right to exercise the rights will commence and the date on which the rights will expire; and
•any applicable federal income tax considerations.
Exercise of Rights
Each right would entitle the holder of the right to purchase at the exercise price set forth in the applicable prospectus supplement the number of shares of common stock or preferred stock or warrants being offered. Holders may exercise rights at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised rights will be void. Holders may exercise rights as described in the prospectus supplement relating to the rights being issued. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than our security holders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.
Until a holder exercises the rights to purchase shares of our common stock or preferred stock or warrants, the holder will not have any rights as a holder of shares of our common stock or preferred stock or warrants, as the case may be, by virtue of ownership of the rights.

DESCRIPTION OF UNITS
Set forth below is a description of the general terms and conditions of the units that may be offered under this prospectus. The specific terms and conditions of the units will be described in a supplement to this prospectus. Any prospectus supplement may add, change, update, or supersede the terms and conditions of the units as described in this prospectus. To the extent the information contained in the applicable prospectus supplement differs from the description set forth below, you should rely on the information in the applicable prospectus supplement and unit agreement.
We may issue units consisting of one or more shares of common stock, shares of preferred stock, depositary shares, warrants, or rights or any combination of such securities under this prospectus. The specific terms and conditions of the units will be described in a supplement to this prospectus which may include, without limitation, one or more of the following:
•the title of the series of units;

•identification and description of the separate securities comprising the units;

•the price or prices at which the units will be issued;

•the date, if any, on and after which the securities comprising the units will be separately transferrable; and

•any other material terms of the units and the securities comprising such units.

SELLING STOCKHOLDERS
The following table sets forth information as of April 4, 2022 to our knowledge, about the beneficial ownership of our common stock by the selling stockholders both before and immediately after the offering.
We believe that the selling stockholders have sole voting and investment power with respect to all of the shares of common stock beneficially owned by them unless otherwise indicated.
The percent of beneficial ownership for the selling stockholders is based on 82,562,970 shares of common stock outstanding as of April 4, 2022. Rights to acquire shares of our common stock held by certain investors that are currently exercisable or exercisable within 60 days of April 4, 2022 are considered outstanding and beneficially owned by such investors for the purpose of computing their respective percentage ownership but are not treated as outstanding for the purpose of computing the percentage ownership of any other selling stockholder. Unless otherwise stated below, to our knowledge, none of the selling stockholders has had a material relationship with us other than as a stockholder at any time within the past three years or has ever been one of our officers or directors.
Pursuant to Rules 13d-3 and 13d-5 of the Exchange Act, beneficial ownership includes any shares of our common stock as to which a stockholder has sole or shared voting power or investment power, and also any shares of our common stock which the stockholder has the right to acquire within 60 days, including upon conversion of the Company’s outstanding 10% Convertible PIK Notes as described below.
The shares of common stock being offered pursuant to this prospectus may be offered for sale from time to time during the period the registration statement of which this prospectus is a part remains effective, by or for the account of the selling stockholders. After the date of effectiveness, the selling stockholders may have sold or transferred, in transactions covered by this prospectus or in transactions exempt from the registration requirements of the Securities Act, some or all of their common stock.
Except as described below, the selling stockholders are neither broker-dealers nor affiliates, as defined in Rule 405, of broker-dealers.
Information about the selling stockholders may change over time. Any changed information will be set forth in an amendment to the registration statement or supplement to this prospectus, to the extent required by law.

Name of Selling Security Holder	Common Stock Beneficially Owned Prior to Offering	Number of Shares Available Pursuant to this Prospectus	Common Stock Beneficially Owned After Offering(1)	Percentage of Common Stock Beneficially Owned After Offering(1)
North Sound Trading, L.P.(2)	8,155,103	3,790,925	4,364,178	5.05%
ProFrac Holdings II, LLC(3)	25,272,832	25,272,832	0	*
Firestorm Capital LLC (4)	1,369,546	189,546	1,180,000	1.64%
Burlington Ventures Ltd.(5)	6,318,208	6,318,208	0	*
David Nierenberg(6)	7,789,773	2,793,030	4,996,743	6.05%

*Less than 1%.
(1) Assumes the sale of all shares of common stock offered pursuant to this prospectus.
(2) Includes 3,790,925 shares of common stock issuable upon conversion of the 10% Convertible PIK Notes issued to North Sound Trading, L.P. pursuant to that certain Note Purchase Agreement, dated as of February 2, 2022, between the Company and certain investors (the “Note Purchase Agreement”). Brian Miller, North Sound Management, Inc., and North Sound Trading, L.P. have voting and dispositive power with respect to these shares. Ownership information originated from the Schedule 13D/A filed with the SEC by Brian Miller, North Sound Management, Inc., and North Sound Trading, L.P. on February 7, 2022. In the event of conversion of the 10% Convertible PIK Notes, North Sound Trading, L.P. is limited to no more than 9.99% voting percentage by contract.
(3) Consists of (i) 12,636,416 shares of common stock issuable upon conversion of the 10% Convertible PIK Notes originally issued to ProFrac Holdings, LLC pursuant to the Note Purchase Agreement and (ii) 12,636,416 shares of common stock issuable upon conversion of the 10% Convertible PIK Notes originally issued to ProFrac Holdings, LLC pursuant to that certain Master Transaction Agreement, dated as of February 2, 2022, between the Company and ProFrac Holdings, LLC. Farris Wilks, Dan Wilks, Staci Wilks, THRC Holdings, LP, THRC Management, LLC, ProFrac Holdings, LLC, and ProFrac Holdings II, LLC have shared voting and dispositive power with respect to these shares. Ownership information originated from the Schedule 13D/A filed with the SEC by Farris Wilks, Dan Wilks, Staci Wilks, THRC Holdings, LP, THRC Management, LLC, ProFrac Holdings, LLC, and ProFrac Holdings II, LLC on March 7, 2022. In the event of conversion, ProFrac Holdings II, LLC is limited to no more than 19.99% voting percentage by contract.
(4) Consists of 1,180,000 shares owned by entities affiliated with Eric B. Swergold and Firestorm Capital LLC, and includes 189,547 shares of common stock issuable upon conversion of the 10% Convertible PIK Notes issued to The trustee of the Eric B. Swergold and Dawn Dobras Trust dated 2000 pursuant to that certain Note Purchase Agreement. The trustee of the Eric B. Swergold and Dawn Dobras Trust dated 2000 is Eric B. Swergold.
(5) Includes 6,318,208 shares of common stock issuable upon conversion of the 10% Convertible PIK Notes issued to Burlington Ventures Ltd. pursuant to that certain Note Purchase Agreement. Joe Lewis is the sole indirect beneficial owner of Burlington Ventures Ltd.
(6) Includes 7,633,999 shares of common stock beneficially owned by The D3 Family Fund, LP, The D3 Family Bulldog Fund, LP, and Haredale Limited, and 155,744 shares held by Mr. Nierenberg directly. Mr. Nierenberg is the sole owner of Nierenberg Investment Management Company, Inc. Nierenberg Investment Management Company, Inc. is the investment manager with respect to the shares held by each of The D3 Family Fund, LP, The D3 Family Bulldog Fund, LP, and Haredale Ltd. Mr. Nierenberg is a director of the Company. Mr. Nierenberg has disclaimed ownership of these securities except to the extent of his pecuniary interest therein. The entities affiliated with Mr. Nierenberg have previously converted their convertible notes into common stock and the numbers herein reflect the actual shares as converted.

.

PLAN OF DISTRIBUTION
Sales of Securities by the Company
We may sell the securities offered through this prospectus or any applicable prospectus supplement in any one or more of the following ways:
•directly to investors, including through a specific bidding, auction or other process;
•to investors through agents;
•directly to agents;
•to or through brokers or dealers;
•to the public through underwriting syndicates led by one or more managing underwriters for resale to investors or to the public;
•to one or more underwriters acting alone for resale to investors or to the public;
•through a block trade (which may involve crosses) in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•ordinary brokerage transactions and transactions in which the broker solicits purchasers;
•in “at the market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;
•transactions not involving market makers or established trading markets, including direct sales or privately negotiated transactions;
•exchange distributions and/or secondary distributions;
•by delayed delivery contracts or by remarketing firms;
•transactions in options, swaps, or other derivatives that may or may not be listed on an exchange; or
•through a combination of any such methods of sale.
We reserve the right to sell securities directly to investors on our own behalf in those jurisdictions where we are authorized to do so.
The securities may be distributed at a fixed price or prices, which may be changed, market prices prevailing at the time of sale, prices related to the prevailing market prices, or negotiated prices. Any of the prices may represent a discount from the prevailing market prices. In the sale of the securities, underwriters, dealers, or agents may receive compensation from us or from purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions, or commissions. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions, or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers, and agents that participate in the distribution of the securities may be deemed to be underwriters under the Securities Act and any discounts or commissions they receive from us and any profit on the resale of securities they realize may be deemed to be underwriting discounts and commissions under the Securities Act. The prospectus supplement will, where applicable, describe, disclose, or identify:
•the terms of the offering;
•any underwriters, dealers, or agents;
•any managing underwriter or underwriters;
•the purchase price of the securities;
•the net proceeds from the sale of the securities;

•any delayed delivery arrangements;
•any underwriting discounts, commissions, and other items constituting underwriters’ compensation;
•any initial public offering price;
•any discounts or concessions allowed or re-allowed or paid to dealers; and
•any commissions paid to agents.
Any underwritten offering may be on a best efforts or a firm commitment basis. If underwriters are used in the sale, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers.
If dealers are used in the sale of securities offered through this prospectus, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The prospectus supplement will include the names of the dealers and the terms of the transaction.
We may sell the securities offered through this prospectus directly or through agents designated from time to time. The prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.
We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in the prospectus supplement.
We may also make direct sales through subscription rights distributed to our stockholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to stockholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.
If indicated in the applicable prospectus supplement, securities may also be offered or sold by a “remarketing firm” in connection with a remarketing arrangement contemplated by the terms of the securities. Remarketing firms may act as principals for their own accounts or as agents. The applicable prospectus supplement will identify any remarketing firm and the terms of its agreement, if any, with us. It will also describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection with the remarketing of the securities.
If the prospectus supplement indicates, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.
We may from time to time engage a firm or firms to act as our agent for one or more offerings of our securities. We sometimes refer to any such agent as our “offering agent.” If we reach agreement with an offering agent with respect to a specific offering, including the number of securities and any minimum price below which sales may not be made, than the offering agent will try to sell such securities on the agreed terms. The offering agent could make sales in privately negotiated transactions or any other method permitted by law, including sales deemed to be an “at the market” offering as defined in Rule 415 promulgated under the Securities Act, including sales made directly on an exchange, or sales made to or through a market maker other than on an exchange. Any such offering agent will be deemed to be an “underwriter” within the meaning of the Securities Act with respect to any sales effected through an “at the market” offering.

Unless the applicable prospectus supplement states otherwise, each series of offered securities will be a new issue and will have no established trading market, other than shares of our common stock, which are listed on the New York Stock Exchange. We may elect to list any series of offered securities on an exchange. Any underwriters that we use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.
Any underwriter may also engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Exchange Act. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.
Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.
We, the underwriters, dealers, or other agents may engage in derivative transactions involving the securities. These derivatives may consist of short sale transactions and other hedging activities. The underwriters, dealers, or agents may acquire a long or short position in the securities, hold or resell securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked to or related to changes in the price of the securities. In order to facilitate these derivative transactions, we may enter into security lending or repurchase agreements with the underwriters, dealers, or agents. The underwriters, dealers, or agents may effect the derivative transactions through sales of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others. The underwriters, dealers, or agents may also use the securities purchased or borrowed from us or others (or, in the case of derivatives, securities received from us in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities.
We may also make sales through the Internet or through other electronic means. Since we may from time to time elect to offer securities directly to the public, with or without the involvement of agents, underwriters, or dealers, utilizing the Internet or other forms of electronic bidding or ordering systems for the pricing and allocation of such securities, you will want to pay particular attention to the description of that system we will provide in a prospectus supplement.
Such electronic system may allow bidders to directly participate, through electronic access to an auction site, by submitting conditional offers to buy that are subject to acceptance by us, and which may directly affect the price or other terms and conditions at which such securities are sold. These bidding or ordering systems may present to each bidder, on a so-called “real-time” basis, relevant information to assist in making a bid, such as the clearing spread at which the offering would be sold, based on the bids submitted, and whether a bidder’s individual bids would be accepted, prorated or rejected.
Upon completion of such an electronic auction process, securities will be allocated based on prices bid, terms of bid or other factors. The final offering price at which securities would be sold and the allocation of securities among bidders would be based in whole or in part on the results of the Internet or other electronic bidding process or auction.
Agents, underwriters, and dealers may be entitled, under agreements entered into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act. Our agents, underwriters, and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us, in the ordinary course of business.
To comply with applicable state securities laws, the securities offered by this prospectus will be sold, if necessary, in such jurisdictions only through registered or licensed brokers or dealers. In addition, securities may not be sold in some states unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.
Sales of Common Stock by the Selling Stockholders
As of the date of this prospectus, we have not been advised by any selling stockholder as to any plan of distribution. The selling stockholders may choose not to sell any common stock. The common stock offered by this prospectus may be sold from time to time to purchasers:

•directly by the selling stockholders or their successors, which includes their donees, pledgees, assignees, or transferees or other successors-in-interest; or
•through underwriters, broker-dealers, or agents, who may receive compensation in the form of discounts, commissions, or agent’s commissions from the selling stockholders or the purchasers of the common stock. These discounts, concessions, or commissions may be in excess of those customary in the types of transactions involved.
The selling stockholders reserve the right to accept and, together with their agents, to reject, any proposed purchases of common stock to be made directly or through agents.
The selling stockholders and any underwriters, broker-dealers, or agents who participate in the sale or distribution of the common stock may be deemed to be “underwriters” within the meaning of the Securities Act. If a selling stockholder is a registered broker-dealer, such selling stockholder will be deemed to be an underwriter. If a selling stockholder is deemed to be an underwriter, any profits on the sale of the common stock by the selling stockholder and any discounts, commissions, or agent’s commissions or concessions received by such selling stockholder may be deemed to be underwriting discounts and commissions under the Securities Act. If a selling stockholder is deemed to be an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act, such selling stockholder will be subject to the prospectus delivery requirements of the Securities Act. Underwriters are subject to certain statutory liabilities, including, but not limited to, Sections 11, 12, and 17 of the Securities Act.
The common stock may be sold in one or more transactions at:
•fixed prices;
•prevailing market prices at the time of sale;
•prices related to such prevailing market prices;
•varying prices determined at the time of sale; or
•negotiated prices.
These sales may be effected in one or more transactions:
•on any national securities exchange or quotation on which the common stock may be listed or quoted at the time of the sale;
•in the over-the-counter market;
•in transactions other than on such exchanges or services or in the over-the-counter market;
•through the writing of options (including the issuance by the selling stockholder of derivative securities), whether the options or such other derivative securities are listed on an options exchange or otherwise;
•through the settlement of short sales; or
•through any combination of the foregoing.
These transactions may include block transactions or crosses. Crosses are transactions in which the same broker acts as an agent on both sides of the trade.
In connection with sales of the common stock, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions which in turn may:
•engage in short sales of the common stock in the course of hedging their positions;
•sell the common stock short and deliver the common stock to close out short positions;
•loan or pledge the common stock to broker-dealers or other financial institutions that in turn may sell the common stock;

•enter into option or other transactions with broker-dealers or other financial institutions that require the delivery to the broker-dealer or other financial institution of the common stock, which the broker-dealer or other financial institution may resell under this prospectus; or
•enter into transactions in which a broker-dealer makes purchases as a principal for resale for its own account or through other types of transactions.
The selling stockholders may from time to time transfer, pledge, assign, or grant a security interest in some or all the shares of common stock respectively owned by them and, if they default in the performance of their secured obligations, the transferees, pledgees, assignees, or secured parties may offer and sell the shares of common stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the transferee, pledgee, assignee, or other successors in interest as selling stockholders under this prospectus.
To our knowledge, there are currently no plans, arrangements, or understandings between the selling stockholders and any underwriter, broker-dealer, or agent regarding the sale of the common stock by the selling stockholders.
There can be no assurance that the selling stockholders will sell any or all of the common stock under this prospectus. Further, we cannot assure you that the selling stockholders will not transfer, devise, or gift the common stock by other means not described in this prospectus. In addition, any common stock covered by this prospectus that qualifies for sale under Rule 144 or Rule 144A of the Securities Act may be sold under Rule 144 or Rule 144A rather than under this prospectus. The common stock covered by this prospectus may also be sold to non-U.S. persons outside the U.S. in accordance with Regulation S under the Securities Act rather than under this prospectus.
The common stock may be sold in some states only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification is available and complied with.
The selling stockholders and any other person participating in the sale of the common stock will be subject to the Exchange Act. The Exchange Act rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of the common stock by the selling stockholders and any other such person. In addition, Regulation M may restrict the ability of any person engaged in the distribution of the common stock to engage in market-making activities with respect to the particular common stock being distributed. This may affect the marketability of the common stock and the ability of any person or entity to engage in market-making activities with respect to the common stock.

WHERE YOU CAN FIND MORE INFORMATION
We are currently subject to the information requirements of the Exchange Act and in accordance therewith file periodic reports, proxy and information statements, and other information with the SEC. Our SEC filings are available to you on the SEC’s website at www.sec.gov. Our website address is www.flotekind.com. Information on our website is not incorporated into this prospectus or our other securities filings and is not a part of this prospectus or any prospectus supplement.
Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
If you make a request for such information in writing or by telephone, we will provide you, without charge, a copy of any or all of the information incorporated by reference into this prospectus. Any such request should be directed to:
Corporate Secretary
Flotek Industries, Inc.
8846 N. Sam Houston Parkway W.
Houston, Texas 77064
(713) 849-9911

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” certain information into this prospectus, which means that we can disclose important information about us by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus. This means that you must carefully review all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. However, we undertake no obligation to update or revise any statements we make, except as required by law.
This prospectus incorporates by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents not deemed to be filed, including information furnished under Item 2.02 or Item 7.01 of Form 8-K and any corresponding information furnished with respect to such Items under Item 9.01 or as an exhibit) prior to the termination of the offering:
•our Annual Report on Form 10-K for fiscal year ended December 31, 2021, filed with the SEC on March 31, 2022;
•our Current Reports on Form 8-K filed with the SEC on February 4, 2022, February 22, 2022, March 14, 2022, April 21, 2022 and May 9, 2022; and
•the description of the Common Stock contained in the Company’s Registration Statement on Form 8-A (File No. 001-13270), filed with the SEC on December 26, 2007, as updated by Exhibit 4.2 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 filed with the SEC on March 31, 2022, including any amendment or report filed for the purpose of updating such description.

LEGAL MATTERS
The validity of any securities offered from time to time by this prospectus and any related prospectus supplement will be passed upon for us by Norton Rose Fulbright US LLP, Houston, Texas. Any underwriters, dealers, or agents will be advised about other issues relating to any offering by their own legal counsel named in the applicable prospectus supplement.

EXPERTS
The consolidated financial statements of Flotek Industries, Inc. as of December 31, 2021, and for the year then ended, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
The consolidated financial statements of Flotek Industries, Inc. as of December 31, 2020, and for the year then ended, incorporated by reference in this Prospectus and in the Registration Statement have been so incorporated in reliance upon the report of BDO USA, LLP, independent registered public accounting firm, incorporated by reference herein, given upon the authority of said firm as experts in accounting and auditing.

$100,000,000 Common Stock Preferred Stock Depositary Shares Warrants Rights Units FLOTEK INDUSTRIES, INC. _______________________ PROSPECTUS _______________________ , 2022

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution.
Set forth below is an estimate (except in the case of the registration fee) of the amount of fees and expenses to be incurred in connection with the issuance and distribution of the offered securities, other than underwriting discounts and commissions.

SEC Registration fee	$9,270
FINRA filing fees	*
Printing expenses	*
Legal fees and expenses	*
Accounting fees and expenses	*
Miscellaneous fees and expenses	*
Other	*
Total	*

*These fees are calculated based on the number of issuances and amount of securities offered and accordingly cannot be estimated at this time.
We will bear all costs, expenses, and fees in connection with the registration of the securities, including with regard to compliance with state securities laws. The selling stockholders, however, will bear all underwriting fees, discounts, and commissions due to underwriters, brokers-dealers, or agents in connection with the sale of common stock by the selling stockholders.
commissions and discounts, if any, attributable to their sale of the shares of common stock.
Item 15. Indemnification of Directors and Officers.
The Company is incorporated in the State of Delaware. Section 145 of the General Corporation Law of the State of Delaware (the “DGCL”) empowers a Delaware corporation to indemnify any person who was or is a party to or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the rights of the corporation) by reason of the fact that such person is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person. The statute provides that it is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. Section 145 further provides that a corporation has the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under Section 145.
Section 102(b)(7) of the DGCL provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director: (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) for payments of unlawful dividends or unlawful stock purchases or redemptions; or (iv) for any transaction from which the director derived an improper personal benefit. In accordance with Section 102(b)(7) of the DGCL, our Amended and Restated Certificate of Incorporation, as amended, contains a provision that generally eliminates the personal liability of directors for monetary damages for breaches of their fiduciary duty, subject to the limitations of Section 102(b)(7).
Furthermore, our Amended and Restated Certificate of Incorporation, as amended, and our Second Amended and Restated Bylaws, as amended: (i) provide for the indemnification of our directors and officers to the fullest extent permitted by applicable law; (ii) provide that the right to indemnification includes the right to be paid or reimbursed by us for the reasonable expenses incurred in advance of a proceeding’s final disposition; (iii) provide

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that the Company may pay or reimburse expenses incurred by a director or officer in connection with their appearance as a witness or other participation in a proceeding at a time when they are not a named defendant or respondent in the proceeding; and (iv) provide that the Company may purchase insurance by us to protect us and any person who is or was serving as our director, officer, employee, or agent. The Company maintains insurance policies that provide coverage to our directors and officers against certain liabilities. From time to time, the Company may enter into indemnification agreements with certain of the Company’s directors or officers.
The foregoing description of the Company’s Amended and Restated Certificate of Incorporation, as amended, the Company’s Second Amended and Restated Bylaws, as amended, the DGCL, and agreements providing for indemnification is not intended to be exhaustive and is qualified in its entirety by reference to the Amended and Restated Certificate of Incorporation, as amended, the Second Amended and Restated Bylaws, as amended, such agreements, as filed with the SEC, and to such statutory provisions.
Item 16. Exhibits.
The following is a list of exhibits filed as part of this registration statement.

Exhibit	Description
1.1*	Form of Underwriting Agreement
4.1	Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Company’s Form 10-Q for the quarter ended September 30, 2007)
4.2	Certificate of Amendment to the Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Company’s Form 10-Q for the quarter ended September 30, 2009)
4.3	Certificate of Amendment to the Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Company’s Form 8-K filed on May 7, 2020)
4.4	Second Amended and Restated Bylaws, as amended (incorporated by reference to Exhibit 3.4 to the Company’s Form 10-K filed on March 16, 2021)
4.5	Form of Certificate of Common Stock (incorporated by reference to Appendix E to the Company’s Definitive Proxy Statement filed on September 27, 2001)
4.6*	Form of Certificate of Designation for Preferred Stock
4.7*	Form of Preferred Stock Certificate
4.8*	Form of Deposit Agreement for Depositary Shares
4.9*	Form of Depositary Receipt for Depositary Shares
4.10*	Form of Warrant Agreement
4.11*	Form of Warrant Certificate
4.12*	Form of Rights Agreement or Subscription Agreement
4.13*	Form of Rights Certificate
4.14*	Form of Unit Agreement
4.15*	Form of Unit Certificate
5.1**	Opinion of Norton Rose Fulbright US LLP
23.1**	Consent of Norton Rose Fulbright US LLP (included in Exhibit 5.1)
23.2**	Consent of Independent Registered Public Accounting Firm (KPMG LLP)
23.3**	Consent of Independent Registered Public Accounting Firm (BDO USA, LLP)
24.1**	Power of Attorney (included on the signature pages hereto)
107.1**	Calculation of Filing Fee Table

*    To be filed if necessary, subsequent to the effectiveness of this registration statement by an amendment to this registration statement or incorporated by reference pursuant to a Current Report on Form 8-K in connection with the offering of securities.
**    Filed herewith.

Item 17. Undertakings
(a)The undersigned registrant hereby undertakes:
(1)To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
(iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.
Provided, however, that the undertakings set forth in paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.
(2)That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(A)Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(B)Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time    of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b)The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual or transition report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)The undersigned registrant hereby undertakes that: (i) for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of the registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective; and (ii) for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(d)Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on May 11, 2022.
FLOTEK INDUSTRIES, INC.

By:    /s/ John W. Gibson, Jr.
Name:    John W. Gibson, Jr.
Title:    President, Chief Executive Officer and Chairman of the Board
KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John W. Gibson, Jr. and Nicholas J. Bigney, and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including any and all post-effective amendments) to this registration statement on Form S-3 and any registration statement for the same offering filed pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue thereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

SIGNATURES	TITLE	DATE
/s/ John W. Gibson, Jr. John W. Gibson, Jr.	President, Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	May 11, 2022
/s/ Michael E. Borton Michael E. Borton	Chief Financial Officer (Principal Financial and Accounting Officer)	May 11, 2022
/s/ David Nierenberg______________ David Nierenberg	Director	May 11, 2022
/s/ Harsha V. Agadi_______________ Harsha V. Agadi	Director	May 11, 2022
/s/ Ted D. Brown_________________ Ted D. Brown	Director	May 11, 2022
/s/ Michael Fucci_________________ Michael Fucci	Director	May 11, 2022
/s/ Paul W. Hobby________________ Paul W. Hobby	Director	May 11, 2022
/s/ Lisa Mayr____________________ Lisa Mayr	Director	May 11, 2022